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                                                                   Exhibit 23.02

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 and related Prospectus of IDT Corporation for the registration of 174,344 shares of its common stock and to the incorporation by reference therein of our report dated April 28, 1998 with respect to the financial statements and schedules of InterExchange, Inc. and Combined Affiliates as of December 31, 1997, 1996 and 1995 and for three years then ended, which is included in the Form 8-K/A filed by IDT Corporation on May 26, 1998.

                                       /s/   Amper, Politziner & Mattia P.A.
                                          _____________________________________
                                             Amper, Politziner & Mattia P.A.

Edison, New Jersey
April 15, 1999